Exhibit 99.1

STOCKHOLDER SUPPORT AGREEMENT

THIS STOCKHOLDER SUPPORT AGREEMENT dated as of December 10, 2002 (this “Agreement”), is entered into by Bruce Galloway, (the “Stockholder”) for the benefit of Bright Now! Dental, Inc., a Washington corporation (“Parent”). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Merger Agreement referred to below.

WHEREAS, as of the date hereof, the Stockholder owns of record and/or beneficially, for his own account or through one or more affiliates, 139,399 shares of common stock (“Common Stock”), of Monarch Dental Corporation, a Delaware corporation (the “Company”) (collectively and together with any other voting or equity securities of the Company hereafter acquired by the Stockholder beneficially or of record prior to the termination of this Agreement, the “Shares”);

WHEREAS, Parent, Milkweed, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and the Company have entered into an Agreement and Plan of Merger, dated as of November 27, 2002, as amended by Amendment No. 1 thereto dated as of the date of this Agreement and increasing the per share consideration to be paid in the Merger to $5.75 per share (as the same may be amended, the “Merger Agreement”), pursuant to which, upon the terms and subject to the conditions thereof, Merger Sub will be merged with and into the Company (the “Merger”) such that the Company will become a wholly-owned subsidiary of Parent; and

WHEREAS, Parent has requested that the Stockholder agree, and in order to induce Parent to enter into the Merger Agreement, the Stockholder is willing, to consent to the approval of the Merger Agreement and the Merger and to agree to certain other matters, all upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to belegally bound hereby, the parties hereby agree, severally and not jointly, as follows:

Section 1.    Consent; Voting of Shares; Proxy.

(a)  The Stockholder hereby agrees that at any meeting of the stockholders of the Company, however called, and in any action by consent of the stockholders of the Company in lieu of a meeting, the Stockholder will vote all of the Shares (i) in favor of (A) the approval of the Merger Agreement and the Merger and the other transactions contemplated by the Merger Agreement and hereby irrevocably consents to the adoption of the Merger Agreement and the approval of the Merger and the other transactions contemplated by the Merger Agreement, and (B) any other matter necessary to the consummation of the transactions contemplated by the Merger Agreement and (ii) against (X) any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, sale of securities, reorganization, recapitalization, liquidation or winding up of the company or any other similar transaction involving the Company and any other Acquisition Proposal (as defined in the Merger Agreement), (Y) corporate action the consummation of which would frustrate the purposes or impede, prevent, nullify or delay consummation of the transactions contemplated by the Merger Agreement or (Z) any amendment to the Company’s certificate of incorporation or bylaws or any other action or agreement that would result in a breach of any representation, warranty, covenant, agreement or other obligation of the Company under the Merger Agreement or which could result in any of the conditions to the Company’s obligations under the Merger Agreement not being fulfilled. In addition, the Stockholder agrees that he will, upon request by Parent, furnish written confirmation, in form and substance reasonably satisfactory to Parent, of such Stockholder’s support for the Merger

Agreement and the Merger. The Stockholder acknowledges receipt of and opportunity to review a copy of the Merger Agreement.

(b)  From time to time and without additional consideration, the Stockholder shall execute and deliver, or cause to be executed and delivered, such proxies, consents and other similar instruments and shall take such further actions as Parent may reasonably request for the purpose of carrying out the intent of this Agreement. The Stockholder shall use all reasonable efforts to assist and cooperate with other parties to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by the Merger Agreement.

Section 2.    Transfer of Shares. The Stockholder agrees that he will not take any action to, directly or indirectly, (a) offer to sell, sell, assign, transfer (including by operation of law), pledge, encumber or otherwise dispose of any of the Shares, (b) deposit any of the Shares into a voting trust or enter into a voting agreement or arrangement with respect to any such Shares or grant any proxy or power of attorney with respect thereto or (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect sale, assignment, transfer (including by operation of law) or other disposition of or transfer of any interest in or the voting of any of the Shares or any other securities of the Company.

Section 3.    No Solicitation. The Stockholder shall not, nor shall he permit any of his affiliates or any director, officer, employee, partner, member, investment banker, attorney, or other adviser or representative of any of the foregoing to (i) directly or indirectly solicit, initiate or encourage the submission of, any Acquisition Proposal or (ii) directly or indirectly participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal.

Section 4.    Legending of Certificates; Nominee Shares. The Stockholder agrees to use his reasonable efforts to find and submit to Parent contemporaneously with or promptly following the execution of this Agreement (or promptly following receipt of any additional certificates representing any additional Shares) any certificates representing the Shares held by the Stockholder so that Parent may note thereon a legend identical or similar in effect to the following legend (together with any other legend or legends required by applicable state securities laws or otherwise):

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A VOTING AGREEMENT DATED AS OF DECEMBER 10, 2002 BY AND BETWEEN THE REGISTERED HOLDER HEREOF AND THE OTHER PARTY NAMED THEREIN, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE ISSUER OF SUCH CERTIFICATE.”

Section 5.    Termination. This Agreement (and the obligations of Stockholder hereunder), including, without limitation, the provisions of Section 7 hereof, shall terminate upon the earlier to occur of (i) the Effective Time (as defined in the Merger Agreement); (ii) any termination of the Merger Agreement in accordance with the terms thereof (provided that no such termination shall relieve the Stockholder of liability for a breach hereof prior to termination); (iii) any material amendment to any provision of the Merger Agreement (unless agreed to in writing by the Stockholder), including, without limitation, any amendment or waiver which would result in the Stockholder receiving less than $5.75 in cash per share of Common Stock upon the consummation of the Merger; or (iv) the 180th day following the date of this Agreement.

Section 6.    Representations. The Stockholder represents and warrants to Merger Sub and Parent as follows:

(a)  The Stockholder is the sole record and beneficial owner of, and has good title to, all of the Shares, and there exist no restrictions on transfer, options, proxies, voting agreements, voting trusts or liens affecting said Shares, except as imposed by law.

(b)  The execution and delivery of this Agreement by the Stockholder does not, and the performance by the Stockholder of his obligations hereunder will not, constitute a violation of, conflict with, result in a default (or an event which, with notice or lapse of time or both, would result in a default) under, or result in the creation of any lien on any of the Shares under, (i) any contract commitment, agreement, understanding, arrangement or restriction of any kind to which the Stockholder is a party or by which the Stockholder or the Shares are bound, (ii) any judgment, writ, decree, order or ruling affecting the Stockholder or the Shares.

(c)  The Stockholder has full power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Stockholder and, assuming due authorization, execution and delivery by the Parent and Merger Sub, constitutes a valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditor’s rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(d)  The Stockholder has not entered into nor will he enter into any contract, agreement, arrangement or understanding with any Person which will result in the obligation of Parent or the Company to pay any finder’s fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

Section 7.    Waiver of Dissenter’s and Appraisal Rights. The Stockholder agrees that he will not exercise any rights to dissent from the Merger or request appraisal of the Shares pursuant to Section 262 of the DGCL or any other similar provisions of law in connection with the Merger.

Section 8.    Fees of Stockholder. As an inducement to Stockholder to enter into this Agreement, and in consideration therefor, Parent shall reimburse Stockholder an amount of up to $35,000 in cash immediately following the consummation of the Merger, but not later than two business days following the date of the stockholders’ meeting at which the stockholders of the Company vote for adoption and approval of the Merger Agreement to reimburse Stockholder for documented legal fees incurred by Stockholder in connection with the Merger or in connection with the Stockholder’s investment in the Company. In the event such amount is not paid to the Stockholder within such time, this Agreement shall be null and void and of no force and effect.

Section 9.    Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

Section 10.  Miscellaneous.

(a)  This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties with respect thereto. This Agreement may not be amended, modified or rescinded except by an instrument in writing signed by each of the parties hereto.

(b) If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

(c) This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without regard to the principles of conflicts of law thereof.

(d) This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed as of the date first written above.

/s/ Bruce Galloway
Bruce Galloway
Agreed and Acknowledged:

BRIGHT NOW! DENTAL, INC.

/s/ Steven C. Bilt
By: Steven C. Bilt
Its: President and Chief Executive Officer

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